UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2022

Diego Pellicer Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55815	33-1223037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6160 Plumas Street, Reno, Nevada 89519

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (516) 900-3799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None		None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2022, Diego Pellicer Worldwide, Inc. (the “Company” or “Purchaser”), entered into an Equity Purchase Agreement (the “Purchase Agreement”), with Hemp Choice Distribution, LLC, a Colorado limited liability company (“HCD”), its owners (the “Sellers”), and Gabriela Vergara (the “Sellers’ Representative”), pursuant to which Purchaser has agreed to acquire all of the issued and outstanding equity interests of HCD (“Membership Interests”). The closing of the transaction is expected to occur within 90 days from the date of the Purchase Agreement (the “Closing”).

The purchase price for the Membership Interests shall be the aggregate amount of $4,400,000 payable at the Closing as follows: (i) $250,000 in cash by wire transfer of immediately available funds; (ii) the number of restricted shares of the Company’s common stock that is equal to $250,000 divided by the current market price at the time of Closing, but such price shall not be greater than $.05 per share or less than $.02 per share: and (iii) three million nine hundred thousand dollars ($3,900,000) in the form of 390,000 shares of redeemable preferred stock (with a stated value of $10.00 per share) of the Purchaser. The terms of the redeemable preferred shares shall be specifically and fully set forth in a Certificate of Designations to be filed with the State of Delaware at the time of Closing. After the Closing, the Purchaser agrees to provide HCD with a line of credit or assist it in obtaining a line of credit from a third party of up to $1,000,000. In addition, the business of HCD shall continue to be managed by Sellers’ Representative subject to the conditions of an employment agreement to be entered into by the Company and Sellers’ Representative prior to the Closing

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The representations, warranties, covenants and closing conditions contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Purchaser or HCD, or either of their businesses.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Equity Purchase Agreement, dated as of February 8, 2022, by and between the Company and Hemp Choice Distribution, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diego Pellicer Worldwide, Inc.

By:	/s/ Christopher D. Strachan
Christopher D. Strachan Chief Financial Officer

Dated: February 14, 2022